Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-157583) of National Retail Properties, Inc.,

(2)	Registration Statement (Form S-8 No. 333-64794) pertaining to the 2000 Performance Incentive Plan of National Retail Properties, Inc.,

(3)	Registration Statement (Form S-8 No. 333-15625) pertaining to the 1992 Stock Option Plan of National Retail Properties, Inc.,

(4)	Registration Statement (Form S-8 No. 333-144100) pertaining to the 2007 Performance Incentive Plan of National Retail Properties, Inc.,

(5)	Registration Statement (Form S-3 No. 333-111180) pertaining to the Retirement Plan for CTA,

(6)	Registration Statement (Form S-3 No. 333-160207) pertaining to the Dividend Reinvestment and Stock Purchase Plan,

of our reports dated February 25, 2010, with respect to the consolidated financial statements and schedules of National Retail Properties, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of National Retail Properties, Inc. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

Certified Public Accountants

February 25, 2010
Miami, Florida